Exhibit 23.1  —  Consent of BDO USA, LLP

Consent of Independent Registered Public Accounting Firm

U.S. Global Investors, Inc.
San Antonio, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 2017, relating to the consolidated financial statements of U.S. Global Investors, Inc., which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Dallas, Texas
September 12, 2017